                                                                   Exhibit 10.79

        PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH PORTIONS ARE DESIGNATED "***".


        THIS SUPPLY AGREEMENT ("Agreement"), is made and entered into as of the 3rd day of September, 2002 , between The Valvoline Company, a division of Ashland Inc., a Kentucky corporation, with a mailing address of P. O. Box 14000, Lexington, Kentucky 40512, Attention: Manager, National Accounts ("VALVOLINE"), and Monro Muffler Brake, Inc, a New York corporation, with a mailing address of 200 Holleder Parkway, Rochester, NY 14615 ("CUSTOMER").

                              W I T N E S S E T H:

        IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH IN THIS AGREEMENT, and other good, valuable and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, VALVOLINE hereby agrees to sell and deliver, and CUSTOMER hereby agrees to purchase, receive and pay for, the Valvoline(R) products described below at CUSTOMER'S premises identified on the attached Schedule A, and any future locations the CUSTOMER may acquire, open or operate on the following terms and conditions:

        1. TERM. This Agreement shall be in effect for a term of *** years from November 1, 2002. CUSTOMER expressly agrees that the consideration for this Agreement is independent of any other agreement between CUSTOMER and VALVOLINE. This Agreement shall remain in effect unless terminated pursuant to the provisions hereof regardless of the termination or expiration of any other agreement between CUSTOMER and VALVOLINE.

        2. PRODUCTS. VALVOLINE shall sell and deliver, and CUSTOMER shall purchase, pay and provide safe access for the delivery of the following VALVOLINE(R) products ("Products"):

        (i) Valvoline(R) motor oils, greases and other lubricants and/or other automotive products the CUSTOMER may choose offered for sale by VALVOLINE (including bulk and packaged products), subject only to Section 5 hereof.

        Customer shall exclusively use and/or sell Products at all of its current and future locations and shall purchase, at a minimum, *** gallons of Valvoline oils and greases each year (November 1 to October 31 the following year) this Agreement is in effect. In the event Customer purchases at least *** gallons but less than *** gallons in a year, the shortage shall be carried forward and, together with the shortage from any other year, be purchased by Customer within 180 days following the term of this Agreement.

        3. PRICE/PAYMENT. For Products sold and delivered hereunder, CUSTOMER shall pay VALVOLINE's applicable prices as established on Schedule B on the date of delivery. Prices are subject to change upon written notice to CUSTOMER and such notice shall be delivered to CUSTOMER at least sixty (60) days in advance. *** Any future price adjustments shall generally allow CUSTOMER to remain competitive with comparable products sold by CUSTOMER's competitors. CUSTOMER is responsible for payment of all applicable taxes, fees and other government-imposed charges, whether or not included in such prices. If compliance with law prevents VALVOLINE from charging or CUSTOMER from paying the price provided in this Agreement, any resulting failure to perform shall be excused pursuant to Section 5 hereof. Each delivery hereunder shall be considered a separate sale.

        4. PRODUCT IDENTIFICATION. VALVOLINE shall have the right at any time to change or discontinue use of any trademark, service mark, grade designation, trade dress, trade name or other indication of source of origin ("Marks") under which the Products are sold. If VALVOLINE discontinues the use of any Mark which the CUSTOMER, in its sole discretion, deems as being detrimental to its on-going business, the CUSTOMER shall have the right to terminate this agreement under the conditions outlined below. CUSTOMER shall use its best efforts to maintain the quality, good name and reputation of VALVOLINE and the Products. Only the Products shall be stored or sold using any equipment or container which bears the Marks. VALVOLINE grants to CUSTOMER a license to use the Marks only to identify the Products, and store and advertise the Products. CUSTOMER shall not alter in composition, co-mingle with products from other sources, or otherwise adulterate the Products. CUSTOMER shall not bring or cause to be brought any proceedings, either administrative or judicial in nature, contesting VALVOLINE's ownership of rights to, or registrations of the Marks.

        5. FORCE MAJEURE. The parties to this Agreement shall not be responsible for any delay or failure to perform under this Agreement (other than to make payments when due hereunder) if delayed or prevented from performing by act of God; transportation difficulty; strike or other industrial disturbance; any law, regulation, ruling, order or action of any governmental authority; any allocation or shortage of product, as determined by VALVOLINE in its sole discretion; or any other cause or causes beyond such party's reasonable control whether similar or dissimilar to those stated above.

        6.      COMPLIANCE WITH LAWS/TAXES. CUSTOMER shall, at its own expense,
(i) comply with all applicable laws, regulations, rulings and orders, including without limitation those relating to taxation, workers' compensation, and environmental protection; (ii) obtain all necessary licenses and permits for the purchase and sale of the Products; and (iii) pay directly, or reimburse VALVOLINE on demand if paid by VALVOLINE, all taxes, inspection fees, import fees, and other governmental charges imposed upon this Agreement, the Products, or on the sale, purchase, handling, storage, advertising, distribution, resale or use of the Products.

        7. VALVOLINE'S RIGHT TO INSPECT. VALVOLINE, or its authorized agents, shall have the right, but not the obligation, to inspect CUSTOMER's premises, sample, monitor or test any motor oil, grease or filter offered for sale, and to inspect or test any tank, line, pump, dispenser, or other operating equipment, including without limitation equipment owned by Customer, used at CUSTOMER's premises bearing the Marks, or being represented to contain the Products, at any time during business hours.

        8. TERMINATION; REMEDIES. This Agreement may be terminated only by mutual consent of the parties in writing or if any one or more of the following events occur during the term of this Agreement:

                (i) CUSTOMER defaults in the performance of or breaches any provision of Section 4 of this Agreement and fails to cure such default within fifteen (15) days;

                (ii) CUSTOMER's calendar quarter purchases are less than ***; or

                (iii) Any payment due hereunder is unpaid when due and remains unpaid for thirty (30) days after written notice from VALVOLINE to CUSTOMER; or

                (iv) Either party materially defaults in the performance of or breaches any other provision of this Agreement and does not cure the same within thirty (30) days after notice of such default or breach; or

                (v) Any proceeding in bankruptcy is filed, or any order for relief in bankruptcy is issued, by or against either party, or if a receiver for either party or the Premises is appointed in any suit or proceeding brought by or against either party, or if there is an assignment by either party for the benefit of that party's creditor(s); or

                (vi) VALVOLINE is acquired, either directly or indirectly, through the sale of assets, merger, or otherwise; or

                (vii) The CUSTOMER is acquired, either directly or indirectly, through the sale of assets, merger, or otherwise.

        Nothing contained herein shall be deemed to limit or otherwise restrict any right, power, or remedy of either party. All rights, powers, and remedies shall be cumulative and concurrent and the exercise of one or more rights, powers or remedies existing under this Agreement or now or hereafter existing at law or in equity, shall not preclude the subsequent exercise by either party of any other right, power or remedy.

        In the event that a change of control of VALVOLINE shall result in a party, person or corporate entity controlling a majority share of VALVOLINE and such party, person or corporate entity shall be a citizen of, or based in, a country which is, or becomes, listed on the United States of America's Department of State's Office of Defense Trade Control's Embargo Reference Chart, the CUSTOMER shall have the immediate right to terminate this agreement without penalty, assessment of liquidated damages or prior notification.

        9. NOTICE. Any written notice required or permitted to be given under this Agreement shall be sufficient for all purposes hereunder if in writing and personally delivered or sent by any means providing for return receipt to the address provided for the party in question in the heading of this Agreement. Any party may change the mailing address or other information provided for it in the heading hereof by written notice given in accordance with this Section 9.

        10. PROMOTIONAL AND MARKETING SUPPORT. In consideration of becoming the exclusive supplier to the CUSTOMER, VALVOLINE agrees to provide an immediate, initial credit to CUSTOMER in the amount of *** in Business Development Funds ("BDF") in lieu of costs associated with providing storage and dispensing equipment, prior supplier product obsolescence, development and production of replacement point-of-sale materials, and other costs associated with CUSTOMER's change of supplier. Such credit may be used by CUSTOMER in its sole discretion.

        Further, in order to compensate CUSTOMER for any and all costs associated with CUSTOMER's change of supplier (which decision was made by CUSTOMER without involvement by VALVOLINE) including, but not limited to, advertising costs associated with the launch of new products, Valvoline agrees to provide the CUSTMER with *** in two separate credit memos of which one (1) will be for *** and one (1) will be for ***. It is anticipated that the credit memo for *** will be used for advertising placed within six (6) months after the execution of this agreement. It is anticipated that the credit memo for *** will be used against initial product shipments of bulk petroleum products. Additionally, VALVOLINE will supply CUSTOMER with a total of *** cases of MaxLife oil to support CUSTOMER's premium oil promotional efforts.

        VALVOLINE shall provide a quarterly cooperative advertising rebate credit memo to the CUSTOMER in the amount of *** for each bulk gallon of petroleum product purchased by the CUSTOMER during the preceding quarter. Such credits shall be issued in the form of credit memos to be delivered to the CUSTOMER within 45 days of the end of a calendar quarter.

        VALVOLINE shall provide a quarterly cooperative advertising rebate credit memo in the amount of *** of all purchases from VALVOLINE during the previous quarter. Such credits shall be issued in the form of credit memos to be delivered to the CUSTOMER within 45 days of the end of a calendar quarter.

        VALVOLINE shall provide the CUSTOMER an annual growth bonus credit for achieving annualized volume levels as follows:

                      0 to 1,999,999 gallons                     ***

                      2,000,000 to 2,099,999 gallons             ***

                      2,100,000 to 2,199,999 gallons             ***

                      2,200,000 to 2,299,999 gallons             ***

                      2,300,000 to 2,399,999 gallons             ***

                      2,400,000 to 2,499,999 gallons             ***

                      2,500,000 to 2,599,999 gallons             ***

                      2,600,000 to 2,699,999 gallons             ***

                      2,700,000 to 2,799,999 gallons             ***

                      2,800,000 to 2,899,999 gallons             ***

                      2,900,000 to 2,999,999 gallons             ***

                      3,000,000 or more gallons                  ***

        Such credits shall be issued in the form of a credit memo delivered to the CUSTOMER within 45 days of the end of a calendar year. With respect to any credit memo issued by VALVOLINE under this Agreement, CUSTOMER must use such credit memo(s) within three months of their respective issuances against then existing balances owed.

        VALVOLINE shall provide funding, redemption and other support for the CUSTOMER to promote a consumer mail-in rebate offer of *** for *** each calendar year at CUSTOMER's discretion, except during VALVOLINE's national promotional periods. In conjunction with this effort, CUSTOMER shall have the right to participate in other consumer rebate promotions offered by VALVOLINE and VALVOLINE will provide funding, redemption and other support as necessary for those promotions.

        VALVOLINE will provide motor-sports incentives to CUSTOMER as outlined on Schedule C.

        VALVOLINE shall supply the CUSTOMER with the initial delivery of bulk oil for any new or acquired CUSTOMER location in the amount of ***.

        11. LIQUIDATED DAMAGES. In the event that this Agreement is terminated by CUSTOMER without cause, by VALVOLINE due to default by CUSTOMER, or other applicable reasons outline in paragraph 8 above (except 8 (vi)), CUSTOMER shall pay to VALVOLINE as liquidated damages (and not as a penalty) an amount as outlined below. The entire amount of such liquidated damages shall be paid to VALVOLINE within thirty (30) days of the effective date of the termination of this Agreement.

                For the first twelve (12) months of this agreement the sum of liquidated damages shall be calculated at the rate of *** for each full calendar month remaining in this Agreement after expiration of termination notice. For the period after the first twelve (12) months until the expiration of this Agreement the sum of the liquidated damages shall be calculated at the rate of *** for each full calendar month remaining in this Agreement after expiration of termination notice. Except as provided for in section 20.1.a, the parties agree that upon termination of this Agreement VALVOLINE shall not be entitled to any amount, whether as damages or otherwise, except as set forth in this section.

        12. INDEPENDENT CONTRACTOR. The business conducted by CUSTOMER at CUSTOMER's premises shall be the independent business of CUSTOMER, and the entire control and direction of the activities of such business shall be and remain with CUSTOMER. CUSTOMER shall not be the employee or agent of VALVOLINE, and CUSTOMER shall make no representation to the contrary.

        13. TIME OF THE ESSENCE/WAIVER. In performing all obligations under this Agreement, time is of the essence. The failure of any party hereto to exercise any right such party may have with respect to breach of any provision of this Agreement shall not impair or be deemed a waiver of such party's rights with respect to any continuing or subsequent breach of the same or any other provision of this Agreement.

        14. EXECUTION AND ACCEPTANCE. This Agreement or any modification hereof shall not be binding upon VALVOLINE until it has been duly accepted by VALVOLINE, as evidenced by the signature of one of VALVOLINE's authorized officers or representatives in VALVOLINE's Lexington, Kentucky offices, with an executed counterpart delivered to CUSTOMER. Commencement of business between the parties prior to such acceptance, signature and delivery of a counterpart shall not be construed as a waiver by VALVOLINE of this condition.

        15. ENTIRETY OF CONTRACT. This writing is intended by the parties as the final, complete and exclusive statement of the terms, conditions and specifications of their agreement and is intended to supersede all previous oral or written agreements and understandings between the parties relating to its specific subject matter. No employee or agent of VALVOLINE has authority to make any statement, representation, promise or agreement not contained in this Agreement. No prior stipulation, agreement, understanding or course of dealing between the parties or their agents with respect to the subject matter of this Agreement shall be valid or enforceable unless embodied in this Agreement. No amendment, modification or waiver of any provision of this Agreement shall be valid or enforceable unless in writing and signed by all parties to this Agreement. This Agreement shall supersede, and shall not be modified or amended in any way by the terms of, any purchase order which may be issued by CUSTOMER for the purchase of product hereunder.

        16. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the application of such provision to any other person or circumstance and the remainder of this Agreement will not be affected thereby and will remain in full effect.

        17. GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED AND ACCEPTED AND SHALL BE DEEMED TO HAVE BEEN MADE AT LEXINGTON, KENTUCKY. Any dispute, claim or controversy arising out of or related to this Agreement (or any of the Agreements attached hereto as exhibits) or breach, termination or validity thereof, may be, by mutual consent of the parties, settled by arbitration conducted expeditiously in accordance with the commercial Arbitration Rules of the American Arbitration Association ("AAA"). Within ten (10) business days of the filing of arbitration, the parties shall select a sole independent and impartial arbitrator in accordance with such Rules. If the parties mutually agree to arbitration, but are unable to agree upon an arbitrator within such period, the AAA will appoint an arbitrator on the eleventh (11th) day, which arbitrator shall be experienced in commercial matters. The arbitrator will issue findings of fact and conclusions of law to support his/her opinion and is not empowered to award damages in excess of compensatory damages. The place of arbitration shall be Lexington, Kentucky. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Notwithstanding any of the foregoing, either party may seek remedies through the courts, including, without limitation, injunctive relief, prior and without prejudice to arbitration in accordance with this provision. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY HEREUNDER.

                Notwithstanding anything contained in this Agreement, Valvoline shall not be liable in any arbitration, litigation or other proceeding for anything other than actual, compensatory damages.

        18. RENEWABILITY. This Agreement has an established term and shall not automatically renew upon its expiration. If mutually desired, the Parties agree to terminate this agreement and replace it with another Agreement prior to the expiration of the established term of this Agreement.

        19. EXISTING UNAMORTIZED EQUIPMENT. VALVOLINE agrees to reimburse CUSTOMER for the cost to purchase the equipment it currently uses in its 550 locations up to a total of ***.

        20. NEW EQUIPMENT. VALVOLINE will, during the term of this agreement and at its cost and expense, provide ordinary and necessary repair and maintenance for the equipment and will maintain it in good working condition through the approved equipment repair facility(s) for the subject equipment repair and maintenance. When necessary, VALVOLINE will replace worn equipment with new equipment.

        VALVOLINE will, during the term of this agreement at its cost and expense, provide supplemental equipment to CUSTOMER based on a pre-established and agreed upon budget and guidelines (one unit per location unless otherwise mutually approved by CUSTOMER and VALVOLINE, as follows:

        a.  Used Oil Disposal Tank

        b.  Self Evacuation Oil Drain

        c.  New Oil Storage Tank with dispensing equipment

1.  Equipment Depreciation

        a. The original cost of the lubricant dispensing equipment is depreciated, on a straight-line basis, over five (5) years. At the end of the five-year period, the equipment value will become and remain $1. All new equipment and installation costs during the term of this agreement will be depreciated on a five-year, straight line depreciation schedule from the date of installation, and any remaining value of said equipment will be payable to VALVOLINE within thirty (30) days of termination as outlined in paragraph 8 above.

        Notwithstanding anything to the contrary contained in this Agreement, VALVOLINE's obligation to repair and maintain equipment and provide new or supplemental equipment, all as specified in this Section 20, shall not exceed *** per year based on CUSTOMER's existing 550 locations. The amount of *** shall be increased in 1% increments for each CUSTOMER location above
550 open and operating on October 31 of each year this Agreement is in effect.

SCHEDULE B
----------

***

        IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

WITNESSES:




--------------------------------




--------------------------------



WITNESSES:




--------------------------------




--------------------------------



MONRO MUFFLER BRAKE, INC.                    THE VALVOLINE COMPANY, A DIVISION OF ASHLAND, INC



By:  /s/ Robert G. Gross                     By:  /s/ Samuel J. Mitchell, Jr.
     ---------------------------------            --------------------------------------



Print Name: Robert G. Gross                  Print Name: Samuel J. Mitchell, Jr.
            --------------------------                   -------------------------------



Title:  Chief Executive Officer              Title: President and V.P. Ashland
        ------------------------------             -------------------------------------




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